Proxy Results
The shareholders of Delaware Pooled Trust
(a "Trust") voted on the following proposals
(as applicable) at the special meeting of shareholders on March 23, 2005 or as adjourned. The description of each proposal and number of shares voted are as follows:
1. To elect a Board of Trustees for each of the Trusts.

Delaware Pooled Trust


Shares Voted For
Shares Voted Withheld Authority
Thomas L. Bennett
158,812,799.422
1,987,721.827
Jude T. Driscoll
158,809,688.847
1,990,832.402
John A. Fry
158,814,054.440
1,986,466.809
Anthony D. Knerr
158,816,463.877
1,984,057.372
Lucinda S. Landreth
158,814,803.251
1,985,717.998
Ann R. Leven
158,817,690.916
1,982,830.333
Thomas F. Madison
158,809,576.610
1,990,944.639
Janet L. Yeomans
158,821,550.763
1,978,970.486
J. Richard Zecher
158,809,429.527
1,991,091.722
2. To approve the use of a "manager of
managers" structure whereby the investment manager of the funds of the Trust will be able to hire and replace subadvisers without shareholder approval.

For
Against
Abstain
Broker Non-Votes
The All-Cap Growth Equity Portfolio
294119.028
-0-
-0-
N/A
The Core Focus Fixed Income Portfolio
235295.118
-0-
-0-
N/A
The Core Plus Fixed Income Portfolio
983607.669
1025791.348
-0-
N/A
The Emerging Markets Portfolio
21388899.505
6724690.181
893549.017
N/A
The Global Fixed Income Portfolio
10596039.445
894190.000
-0-
N/A
The High-Yield Bond Portfolio
2.707
-0-
-0-
N/A
The Intermediate Fixed Income Portfolio
1480971.966
-0-
-0-
N/A
The International Equity Portfolio
16374867.231
54724716.776
147749.000
487793.000
The International Fixed Income Portfolio
1679354.757
-0-
-0-
N/A
The Labor Select International Equity
Portfolio
13834136.703
1319960.597
816624.373
N/A
The Large-Cap Value Equity Portfolio
562071.253
84234.061
-0-
N/A
The Mid-Cap Growth Equity Portfolio
4274706.130
-0-
-0-
N/A
The Real Estate Investment Trust Portfolio
971068.786
-0-
-0-
N/A
The Real Estate Investment Trust Portfolio
II



N/A
The Small-Cap Growth Equity Portfolio
495248.438
3248071.548
832088.838
N/A
The Small-Cap Growth II Equity Portfolio
235295.118
-0-
-0-
N/A
The Small-Cap Value Equity Portfolio
297618.512
-0-
-0-
N/A
The Smid-Cap Growth Equity Portfolio
235295.118
-0-
-0-
N/A
Delaware REIT Fund
9,054,295.902
853,551.326
289,017.384
2,518,851.000